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                                                                      EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT
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                                                       JURISDICTION OF
 SUBSIDIARIES                           OWNERSHIP       INCORPORATION
--------------                         -----------     ---------------
Echo Bay Inc.                              100%        Delaware, U.S.A.
Echo Bay Finance Corporation               100%        Delaware, U.S.A.
Round Mountain Gold Corporation            100%        Delaware, U.S.A.
Echo Bay Minerals Company                  100%        Delaware, U.S.A.
Sunnyside Gold Corporation                 100%        Delaware, U.S.A.
Echo Bay Exploration Inc.                  100%        Delaware, U.S.A.
Echo Bay Management Corporation            100%        Delaware, U.S.A.
White Pine Gold Corporation                100%        Delaware, U.S.A.
Echo Bay Alaska Inc.                       100%        Delaware, U.S.A.
Echo Bay Resources Inc.                    100%        Delaware, U.S.A.
Echo Bay Sales Ltd.                        100%        Alberta, Canada
Corp. Air Inc.                             100%        Alberta, Canada
Echo Bay Sales Corporation                 100%        Barbados
Echo Bay Mexico, S.A. de C.V.              100%        Mexico
Santa Elina Mines Corp.                     58%        British Virgin Islands
Kuranakh Gold Mining Corp.                  50%        Russia
Echo Bay (Barbados) Ltd.                   100%        Barbados
Echo Bay Ecuador, S.A.                     100%        Ecuador
Echo Bay Mines Chile Ltda.                 100%        Chile
Echo Bay Capital Corporation               100%        Ireland
Echo Bay Exploration Mexico SRL            100%        Mexico
Servicios Echo Bay, S.A. de C.V.           100%        Mexico
Minera Paradones Amarillos S.A. de C.V.     60%        Mexico
Silk Road Gold Corp.                        50%        The Netherlands
Echo Bay International B.V.                100%        The Netherlands
Echo Bay Mexico B.V.                       100%        The Netherlands
Echo Bay Venezuala B.V.                    100%        The Netherlands
Echo Bay Ecuador B.V.                      100%        The Netherlands
Echo Bay Peru B.V.                         100%        The Netherlands
Echo Bay Brazil B.V.                       100%        The Netherlands
Echo Bay Philippines B.V.                  100%        The Netherlands
*Echo Holdings Inc.                         40%        The Philippines
*Echo Bay Mines Philippines Inc.        40%/64%        The Philippines
*Kingking Mines Inc.                    30%/48%        The Philippines
Echo Bay Do Brazil Servicios Ltda.         100%        Brazil
Echo Bay Mines Do Brazil Ltda.             100%        Brazil
Minera Echo Bay del Peru, S.A.             100%        Peru
Mercator Insurance Corporation             100%        Barbados
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* Less than 50% ownership.  Two percentages given - the first is direct ownership; the second is direct plus indirect.

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